Exhibit 99.1 news release

Ovintiv Reports Second Quarter 2024 Financial and Operating Results

Operational Excellence Drives Strong Financial Results; Production Guidance Raised

Highlights:

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Generated net earnings of $340 million, cash from operating activities of $1,020 million, Non-GAAP Cash Flow of $1,025 million and Non-GAAP Free Cash Flow of $403 million after capital expenditures of $622 million
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Second quarter production was at the high-end or above the guidance range on every product with average total production volumes of 594 thousand barrels of oil equivalent per day (“MBOE/d”), including 212 thousand barrels per day (“Mbbls/d”) of oil and condensate, 92 Mbbls/d of other NGLs (C2 to C4) and 1,740 million cubic feet per day (“MMcf/d”) of natural gas
•
Returned $262 million to shareholders through the combination of base dividend payments and share buybacks
•
Raised full year production guidance range to 570 MBOE/d to 580 MBOE/d, including oil and condensate of 207 Mbbls/d to 209 Mbbls/d and natural gas of 1,660 MMcf/d to 1,690 MMcf/d
•
Full year capital guidance range narrowed to $2.25 billion to $2.35 billion, midpoint unchanged at $2.3 billion

DENVER, July 30, 2024 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its second quarter 2024 financial and operating results. The Company plans to hold a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) on July 31, 2024. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Our second quarter results demonstrate our focus on strong, consistent operational execution, enabling us to raise our production guidance for the second time this year,” said Ovintiv President and CEO, Brendan McCracken. “We are converting that execution into bottom line results with durable returns on our invested capital. We expect to generate approximately $1.9 billion of Non-GAAP Free Cash Flow in 2024 - an increase of more than 60% year-over-year. Importantly, we believe the capital efficiency of our 2024 program is repeatable next year and beyond.”

Second Quarter 2024 Financial and Operating Results

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The Company recorded net earnings of $340 million, or $1.27 per diluted share of common stock. Included in net earnings were net gains on risk management in revenues of $77 million, before tax.
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Cash from operating activities was $1,020 million, Non-GAAP Cash Flow was $1,025 million and capital investment totaled approximately $622 million, resulting in $403 million of Non-GAAP Free Cash Flow.
•
Second quarter average total production volumes were approximately 594 MBOE/d, including 212 Mbbls/d of oil and condensate, 92 Mbbls/d of other NGLs and 1,740 MMcf/d of natural gas.
•
Upstream operating expense was $4.29 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.15 per BOE. Production, mineral and other taxes were $1.65 per BOE, or 4.8% of upstream revenue. These costs were at the low-end of guidance on a combined basis.
•
Excluding the impact of hedges, second quarter average realized prices were $76.82 per barrel for oil and condensate (95% of WTI), $18.35 per barrel for other NGLs (C2-C4) and $1.30 per thousand cubic feet ("Mcf") for natural gas (69% of NYMEX) resulting in a total average realized price of $34.08 per BOE.
•
Including the impact of hedges, the average realized prices for oil and condensate was $75.55 per barrel (94% of WTI), $18.47 per barrel for other NGLs, and $1.86 per Mcf for natural gas (98% of NYMEX) resulting in a total average realized price of $35.29 per BOE.

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Guidance

The Company issued its third quarter 2024 guidance and raised its full year production guidance while narrowing its full year capital guidance range. Full year production volumes are expected to average 570 to 580 MBOE/d, with full year capital investment of $2.25 billion to $2.35 billion.

Guidance Updates	3Q 2024	Original Full Year 2024	Updated Full Year 2024
Total Production (MBOE/d)	565 – 580	545 – 575	570 – 580
Oil & Condensate (Mbbls/d)	204 – 208	202 – 208	207 – 209
NGLs (C2 - C4) (Mbbls/d)	88 – 92	85 – 90	89 – 91
Natural Gas (MMcf/d)	1,640 – 1,690	1,550 – 1,650	1,660 – 1,690
Capital Investment ($ Millions)	$530 – $570	$2,200 - $2,400	$2,250 – $2,350

Returns to Shareholders

Ovintiv remains committed to its capital allocation framework, which returns at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends.

In the second quarter of 2024, the Company purchased for cancellation, approximately 3.6 million shares of common stock for consideration of approximately $182 million and paid dividends of $0.30 per share of common stock totaling $80 million. Share buybacks in the third quarter are expected to total approximately $162 million.

Continued Balance Sheet Focus

Ovintiv had approximately $3.1 billion in total liquidity as of June 30, 2024, which included available credit facilities of $3,250 million, available uncommitted demand lines of $211 million, and cash and cash equivalents of $8 million, net of outstanding commercial paper of $384 million.

Ovintiv reported Non-GAAP Debt to EBITDA of 1.2 times and Non-GAAP Debt to Adjusted EBITDA of 1.2 times.

The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

Dividend Declared

On July 30, 2024, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on September 27, 2024, to shareholders of record as of September 13, 2024.

Asset Highlights

Permian

Permian production averaged 203 MBOE/d (81% liquids) in the second quarter. The Company had 40 net wells turned in line (“TIL”). Ovintiv plans to invest approximately $1.35 to $1.45 billion in the play in 2024 to bring on 120 to 130 net wells.

Montney

Montney production averaged 251 MBOE/d (20% liquids) in the second quarter. The Company had 33 net wells TIL. Ovintiv plans to invest approximately $425 to $475 million in the play in 2024 to bring on 60 to 70 net wells.

Uinta

Uinta production averaged 33 MBOE/d (87% liquids) in the second quarter. The Company had seven net wells TIL. Ovintiv plans to invest approximately $300 to $350 million in the play in 2024 to bring on 25 to 30 net wells.

Anadarko

Anadarko production averaged 104 MBOE/d (57% liquids) in the second quarter. The Company had no TILs during the quarter. Ovintiv plans to invest approximately $100 to $125 million in the play in 2024 to bring on seven to ten net wells.

Conference Call Information

A conference call and webcast to discuss the Company’s second quarter results will be held at 8:00 a.m. MT (10:00 a.m. ET) on July 31, 2024.

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To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/3tYoHEZ to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended June 30)	2Q 2024	2Q 2023
Capital Expenditures (1)($ millions)	622	640
Oil (Mbbls/d)	167.3	142.4
NGLs – Plant Condensate (Mbbls/d)	44.6	43.5
Oil & Plant Condensate (Mbbls/d)	211.9	185.9
NGLs – Other (Mbbls/d)	92.0	96.8
Total Liquids (Mbbls/d)	303.9	282.7
Natural gas (MMcf/d)	1,740	1,743
Total production (MBOE/d)	593.8	573.0

(1) Including capitalized directly attributable internal costs.

Second Quarter Financial Summary

(for the period ended June 30) ($ millions)	2Q 2024	2Q 2023
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	1,020 (42) 37	831 (12) 144
Non-GAAP Cash Flow (1)	1,025	699

Non-GAAP Cash Flow (1)	1,025	699
Less: Capital Expenditures (2)	622	640
Non-GAAP Free Cash Flow (1)	403	59

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Non-operating foreign exchange gain (loss)	466 8 11	437 142 (15)
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	447 116	310 78
Non-GAAP Adjusted Earnings (1)	331	232

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended June 30)	2Q 2024	2Q 2023
Liquids ($/bbl)
WTI	80.57	73.78
Realized Liquids Prices
Oil	76.58	72.83
NGLs – Plant Condensate	71.66	67.14
Oil & Plant Condensate	75.55	71.50
NGLs – Other	18.47	14.43
Total NGLs	35.82	30.78

Natural Gas
NYMEX ($/MMBtu)	1.89	2.10
Realized Natural Gas Price ($/Mcf)	1.86	1.98

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Cost Summary

(for the period ended June 30) ($/BOE)	2Q 2024	2Q 2023
Production, mineral and other taxes	1.65	1.43
Upstream transportation and processing	7.15	7.97
Upstream operating	4.29	3.23
Administrative, excluding long-term incentive, transaction and legal costs	1.28	1.28

Debt to EBITDA (1)

($ millions, except as indicated)	June 30, 2024	December 31, 2023
Long-Term Debt, including Current Portion	6,087	5,737

Net Earnings (Loss)	1,940	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,188	1,825
Interest	407	355
Income tax expense (recovery)	414	425
EBITDA	4,949	4,690
Debt to EBITDA (times)	1.2	1.2

Debt to Adjusted EBITDA(1)

($ millions, except as indicated)	June 30, 2024	December 31, 2023
Long-Term Debt, including Current Portion	6,087	5,737

Net Earnings (Loss)	1,940	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,188	1,825
Accretion of asset retirement obligation	19	19
Interest	407	355
Unrealized (gains) losses on risk management	58	(194)
Foreign exchange (gain) loss, net	(41)	19
Other (gains) losses, net	(15)	(20)
Income tax expense (recovery)	414	425
Adjusted EBITDA	4,970	4,514
Debt to Adjusted EBITDA (times)	1.2	1.3
(1)
Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

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Hedge Details as of June 30, 2024

Oil and Condensate Hedges ($/bbl)	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
WTI Collars Call Strike Put Strike	10 Mbbls/d $92.06 $60.00	0 - -	0 - -	0 - -	0 - -	0 - -
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	40 Mbbls/d $89.76 $65.00 $50.00	50 Mbbls/d $84.35 $65.00 $50.00	50 Mbbls/d $84.85 $65.00 $50.00	41 Mbbls/d $86.29 $65.00 $50.00	11Mbbls/d $85.60 $65.00 $50.00	0 - - -

Natural Gas Hedges ($/Mcf)	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
NYMEX Swaps	200 MMcf/d $3.62	200 MMcf/d $3.62	0 -	0 -	0 -	0 -
NYMEX Collars Call Strike Put Strike	400 MMcf/d $3.40 $3.00	400 MMcf/d $5.57 $3.00	0 - -	0 - -	0 - -	0 - -
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	200 MMcf/d $4.44 $3.00 $2.25	200 MMcf/d $4.58 $3.00 $2.25	500 MMcf/d $4.74 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25
Waha % of NYMEX Swaps	50 MMcf/d 71%	50 MMcf/d 71%	0 -	0 -	0 -	0 -
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)
AECO % of NYMEX Swaps	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
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Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Forecasted Non-GAAP Free Cash Flow assumes forecasted Non-GAAP Cash Flow based on price sensitivity of $80 WTI and $2.25 NYMEX. The scenario utilizes the midpoint of the production and capital guidance. Due to its forward-looking nature, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
•
Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

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ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including third quarter and fiscal year 2024 guidance and expected free cash flow, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, and the anticipated timing of bringing wells online, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company’s ability to fully integrate the Midland Basin assets; the ability of the Company to access credit facilities, debt and equity markets and other sources of liquidity to fund operations or acquisitions and manage debt; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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